Exhibit 99.2

925 North Eldridge Parkway Houston, TX 77079 Media Relations: 281-293-1149 www.conocophillips.com/media

NEWS RELEASE	March 8, 2022

ConocoPhillips Announces Pricing of Cash Tender Offer

HOUSTON – ConocoPhillips (NYSE: COP) (“COP”) announced today the pricing terms of the previously announced tender offer (the “Tender Offer”) by ConocoPhillips and its wholly-owned subsidiary, Concho Resources Inc. (“CXO” and, together with ConocoPhillips, the “Company”), to purchase the outstanding debt securities (collectively, the “Notes” and each a “Series” of Notes) identified in the Company’s Offer to Purchase dated February 22, 2022 (as amended, the “Offer to Purchase”). The Tender Offer was previously amended to increase the Maximum Aggregate Purchase Price (as defined in the Offer to Purchase) to an amount sufficient to permit the Company to accept for purchase all Notes that were validly tendered and not validly withdrawn on or before 5:00 p.m., New York City time, on March 7, 2022 (the “Early Tender Deadline”). The terms and conditions of the Tender Offer are described in the Offer to Purchase.

The total consideration to be paid in the Tender Offer for each Series of Notes accepted for purchase was determined by reference to a fixed spread specified for such Series of Notes over the yield (the “Reference Yield”) based on the bid-side price of the applicable U.S. Treasury Security, in each case as set forth in the table below (the “Total Tender Offer Consideration”). The Reference Yields (as determined pursuant to the Offer to Purchase) listed in the table below were determined at 10:00 a.m., New York City time, today, March 8, 2022, by the Dealer Managers (identified below). The Total Tender Offer Consideration for each Series of Notes includes an Early Tender Premium (as defined below) of $30 per $1,000 principal amount of Notes accepted for purchase by the Company.

The following table sets forth the aggregate principal amounts of each Series of Notes that the Company has accepted for purchase and pricing information for the Tender Offer:

Title of Security	Purchaser	Original Issuer	CUSIP/ISIN	Reference U.S. Treasury Security	Reference Yield	Fixed Spread (basis points) (1)	Total Tender Offer Consideration (2)	Principal Amount Tendered and Accepted for Purchase (3)
3.750% Senior Notes due 2027	COP	COP	20825CAV6 / US20825CAV63 / U20845AD2	1.500% U.S. Treasury due January 31, 2027	1.791%	55	$1,069.93	$793,625,000
3.750% Senior Notes due 2027	CXO	CXO	20605PAH4 / US20605PAH47	1.500% U.S. Treasury due January 31, 2027	1.791%	55	$1,069.93	$10,320,000
4.300% Senior Notes due 2028	COP	COP	20825CAX2 / US20825CAX20 / U20845AE0	1.500% U.S. Treasury due January 31, 2027	1.791%	70	$1,103.00	$762,255,000
4.300% Senior Notes due 2028	CXO	CXO	20605PAK7 / US20605PAK75	1.500% U.S. Treasury due January 31, 2027	1.791%	70	$1,103.00	$14,628,000
2.400% Senior Notes due 2031	COP	COP	20825CAZ7 / US20825CAZ77 / U20845AF7	1.875% U.S. Treasury due February 15, 2032	1.863%	75	$983.13	$267,979,000
2.400% Senior Notes due 2031	CXO	CXO	20605PAM3 / US20605PAM32	1.875% U.S. Treasury due February 15, 2032	1.863%	75	$983.13	$5,066,000
4.875% Senior Notes due 2047	COP	COP	20825CBB9 / US20825CBB90 / U20845AG5	1.875% U.S. Treasury due November 15, 2051	2.275%	120	$1,232.92	$480,858,000
4.875% Senior Notes due 2047	CXO	CXO	20605PAJ0 / US20605PAJ03	1.875% U.S. Treasury due November 15, 2051	2.275%	120	$1,232.92	$213,000
4.850% Senior Notes due 2048	COP	COP	20825CBD5 / US20825CBD56 / U20845AH3	1.875% U.S. Treasury due November 15, 2051	2.275%	120	$1,233.70	$381,118,000
4.850% Senior Notes due 2048	CXO	CXO	20605PAL5 / US20605PAL58	1.875% U.S. Treasury due November 15, 2051	2.275%	120	$1,233.70	$347,000

(1)	Includes the Early Tender Premium of $30 per $1,000 principal amount of Notes for each Series (the “Early Tender Premium”).

(2)	Per $1,000 principal amount of the Notes that are accepted for purchase.

(3)	As of the Early Tender Deadline (as defined below).

All payments for Notes tendered on or before the Early Tender Deadline that are purchased by the Company will also include accrued and unpaid interest on the principal amount of Notes tendered and accepted for purchase from the last interest payment date applicable to the relevant Series of Notes up to, but not including, the early settlement date, which is currently expected to be March 11, 2022.

Although the Tender Offer is scheduled to expire one minute after 11:59 p.m., New York City time, on March 21, 2022, because holders of Notes subject to the Tender Offer validly tendered and did not validly withdraw Notes on or before the Early Tender Deadline in an amount that equals the increased Maximum Aggregate Purchase Price, the Company does not expect to accept for purchase any tenders of Notes after the Early Tender Deadline.

Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC and TD Securities (USA) LLC are the Lead Dealer Managers for the Tender Offer, and BofA Securities, Inc., Credit Suisse Securities (USA) LLC, HSBC Securities (USA) Inc., MUFG Securities Americas Inc., SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC are the Co-Managers for the Tender Offer. Global Bondholder Services Corporation is the Tender Agent and Information Agent. Persons with questions regarding the Tender Offer should contact Citigroup Global Markets Inc. at (toll-free) (+1) (800) 558-3745 or (collect) +1 (212) 723-6106, J.P. Morgan Securities LLC at (toll-free) (+1) (866) 834-4666 or (collect) (+1) (212) 834-3822, Mizuho Securities USA LLC at (+1) (866) 271-7403 or (collect) (+1) (212) 205-7736 or TD Securities (USA) LLC at (toll-free) (+1) (866) 584-2096 or (collect) (+1) (212) 827-7795. Requests for copies of the Offer to Purchase and related materials should be directed to Global Bondholder Services Corporation at (+1) (212) 430-3774, (toll-free) (+1) (855) 654-2015 or contact@gbsc-usa.com. Questions regarding the tendering of Notes may be directed to Global Bondholder Services Corporation at (toll-free) (+1) (855) 654-2015.

This news release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Tender Offer is made only by the Offer to Purchase and the information in this news release is qualified by reference to the Offer to Purchase. There is no separate letter of transmittal in connection with the Offer to Purchase. None of ConocoPhillips or its affiliates, their respective boards of directors, the Lead Dealer Managers, the Co-Managers, the Tender Agent and Information Agent or the trustees with respect to any Notes is making any recommendation as to whether holders should tender any Notes in response to the Tender Offer, and neither ConocoPhillips nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

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About ConocoPhillips

ConocoPhillips is one of the world’s leading exploration and production companies based on both production and reserves, with a globally diversified asset portfolio. Headquartered in Houston, Texas, ConocoPhillips had operations and activities in 14 countries, $91 billion of total assets and approximately 9,900 employees at Dec. 31, 2021. Production including Libya averaged 1,567 MBOED for the 12 months ended Dec. 31, 2021, and proved reserves were 6.1 BBOE as of Dec. 31, 2021. For more information, go to www.conocophillips.com.

Contacts

Dennis Nuss (media)
281-293-4733
dennis.nuss@conocophillips.com

Investor Relations
281-293-5000
investor.relations@conocophillips.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements as defined under the federal securities laws. Forward-looking statements relate to future events, plans and anticipated results of operations, business strategies, and other aspects of our operations or operating results. Words and phrases such as “anticipate," “estimate,” “believe,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict," “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words can be used to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties and other factors beyond our control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements. Factors that could cause actual results or events to differ materially from what is presented include the impact of public health crises, including pandemics (such as COVID-19) and epidemics and any related company or government policies or actions; global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas, including changes resulting from a public health crisis or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by OPEC and other producing countries and the resulting company or third-party actions in response to such changes; changes in commodity prices, including a prolonged decline in these prices relative to historical or future expected levels; insufficient liquidity or other factors, such as those listed herein, that could impact our ability to repurchase shares and declare and pay dividends such that we suspend our share repurchase program and reduce, suspend, or totally eliminate dividend payments in the future, whether variable or fixed; changes in expected levels of oil and gas reserves or production; potential failures or delays in achieving expected reserve or production levels from existing and future oil and gas developments, including due to operating hazards, drilling risks or unsuccessful exploratory activities; unexpected cost increases or technical difficulties in constructing, maintaining or modifying company facilities; legislative and regulatory initiatives addressing global climate change or other environmental concerns; investment in and development of competing or alternative energy sources; disruptions or interruptions impacting the transportation for our oil and gas production; international monetary conditions and exchange rate fluctuations; changes in international trade relationships, including the imposition of trade restrictions or tariffs on any materials or products (such as aluminum and steel) used in the operation of our business; our ability to collect payments when due under our settlement agreement with PDVSA; our ability to collect payments from the government of Venezuela as ordered by the ICSID; our ability to liquidate the common stock issued to us by Cenovus Energy Inc. at prices we deem acceptable, or at all; our ability to complete any announced or any future dispositions or acquisitions on time, if at all; the possibility that regulatory approvals for any announced or any future dispositions or acquisitions will not be received on a timely basis, if at all, or that such approvals may require modification to the terms of the transactions or our remaining business; business disruptions following the acquisition of assets from Shell (the “Shell Acquisition”) or any other announced or any future dispositions or acquisitions, including the diversion of management time and attention; the ability to deploy net proceeds from our announced or any future dispositions in the manner and timeframe we anticipate, if at all; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation, including litigation related directly or indirectly to our transaction with Concho Resources Inc.; the impact of competition and consolidation in the oil and gas industry; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; general domestic and international economic and political conditions; the ability to successfully integrate the assets from the Shell Acquisition or achieve the anticipated benefits from the transaction; unanticipated difficulties or expenditures relating to the Shell Acquisition; changes in fiscal regime or tax, environmental and other laws applicable to our business; and disruptions resulting from accidents, extraordinary weather events, civil unrest, political events, war, terrorism, cyber attacks or information technology failures, constraints or disruptions; and other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, ConocoPhillips expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.